Exhibit 32.1

CERTIFICATION PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

William H. Joyce, Chairman and Chief Executive Officer of Nalco Holdings LLC ("Nalco") and Bradley J. Bell, Executive Vice President and Chief Financial Officer of Nalco, in conjunction with the filing of Nalco's 10-Q financial report (the "Report") with the Securities and Exchange Commission, covering the calendar quarter ending June 30, 2005, hereby certify as follows:

a.	The Report fully complies with the requirements of the Securities Exchange Act of 1934, and

b.	The information in the Report fairly presents, in all material respects, the financial condition and results of operations for Nalco.
/s/ WILLIAM H. JOYCE William H. Joyce Chairman and Chief Executive Officer Date: August 12, 2005
/s/ BRADLEY J. BELL Bradley J. Bell Executive Vice President and Chief Financial Officer Date: August 12, 2005